UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2016

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris- diction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 22, 2016, The First Marblehead Corporation, a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 2, 2016, by and among the Company, FP Resources USA Inc., a Delaware corporation (the “Parent”), and FP Resources Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Transitory Subsidiary”). Pursuant to the Merger Agreement, the Transitory Subsidiary merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of the Parent.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 22, 2016, the Merger was consummated and, in accordance with the Merger Agreement, each share of Company common stock (the “Common Stock” and each a “Share”) issued and outstanding as of August 22, 2016 (other than Shares held in the treasury of the Company or owned by the Parent, the Transitory Subsidiary or any wholly owned subsidiary of the Parent or the Transitory Subsidiary immediately prior to the effective time of the Merger (the “Effective Time”) (all of which were canceled) and Shares held by holders who have properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive $5.05 in cash, without interest and subject to deduction for any required withholding tax. All outstanding options to purchase Shares had an exercise price greater than $5.05 and were canceled as of the closing of the Merger, without any consideration being due in respect thereof. Each restricted stock unit and director stock unit previously granted under an equity-related plan or agreement of the Company (collectively, “Company Stock Units”) that was outstanding and unvested immediately prior to the Effective Time vested in full, and each Company Stock Unit for which Shares had not been delivered as of immediately prior to the Effective Time was canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of Shares then underlying such Company Stock Unit multiplied by (ii) $5.05, without interest and subject to deduction for any required withholding tax.

Upon the closing of the Merger, the Company became a wholly-owned subsidiary of the Parent, and the Common Stock, which traded under the symbol “FMD,” is being delisted from the New York Stock Exchange (the “NYSE”). The Parent is beneficially owned by John Carter Risley of Nova Scotia Canada, who, as of immediately prior to the consummation of the Merger, may have been deemed to beneficially own approximately 24% of the outstanding Shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2016 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the NYSE on August 22, 2016 of the consummation of the Merger. Trading in the Common Stock will be suspended prior to the open of trading on August 23, 2016. The Company also requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive $5.05 in cash, without interest and subject to deduction for any required withholding tax (except as otherwise provided in the Merger Agreement and described above under Item 2.01 of this Current Report on Form 8-K). Effective prior to the open of trading on August 23, 2016, the Common Stock, which is traded under the symbol “FMD,” will be suspended from trading on the NYSE. The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed on August 22, 2016, at which time the Transitory Subsidiary merged with and into the Company. The aggregate consideration paid by the Parent to the former Company stockholders in the Merger was approximately $65.5 million, excluding related transaction fees and expenses. The Parent funded the payment of the aggregate consideration through a combination of existing cash on hand and/or cash made available to the Parent by Mr. Risley and/or his affiliated entities. The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time and by operation of the Merger Agreement, the directors of the Transitory Subsidiary immediately prior to the Effective Time (John Carter Risley and Stanley W.L. Spavold) became the directors of the Company (as the surviving corporation). The officers of the Company immediately prior to the Effective Time continue to serve as the officers of the Company (as the surviving corporation).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, and such amended and restated certificate of incorporation and amended and restated by-laws became the certificate of incorporation and by-laws, respectively, of the Company (as the surviving corporation). A copy of the amended and restated certificate of incorporation and a copy of the amended and restated by-laws of the Company (as the surviving corporation) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of the Company’s stockholders held on August 22, 2016 (the “Special Meeting”), the Company’s stockholders voted on the proposals set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the SEC effective July 19, 2016 (the “Proxy Statement”). The final results regarding each proposal are set forth below. There were 11,705,897 Shares outstanding and entitled to vote on the record date for the Special Meeting, and 8,146,121 Shares were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

Proposal No. 1. To adopt the Merger Agreement.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
8,078,634	57,804	9,683

Proposal No. 2. To approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the Merger as reported in the Proxy Statement in the section entitled “Golden Parachute Compensation.”

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
7,637,889	441,556	66,676

Proposal No. 3. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Adjournment of the Special Meeting was deemed unnecessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01. Other Events.

On August 22, 2016, the Company issued a press release announcing the consummation of the Merger. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 22, 2016	By:	/s/ Seth Gelber
Seth Gelber President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2016, among The First Marblehead Corporation, FP Resources USA Inc. and FP Resources Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 3, 2016).*

3.1	Amended and Restated Certificate of Incorporation of The First Marblehead Corporation.

3.2	Amended and Restated By-laws of The First Marblehead Corporation.

99.1	Press release issued by The First Marblehead Corporation on August 22, 2016.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.